UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2012

3DIcon Corporation

 (Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	000-54697 (Commission File Number)	73-1479206 (IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

A letter to the shareholders of 3DIcon Corporation (the “Company”) was issued on July 24, 2012. In his letter, the Company’s Chief Executive Officer, Mark Willner, provided an update on the progress the Company is making in its continued efforts to improve the performance of its CSpace technology and to seek out potential acquisitions that would allow it to enter the glasses-free flat screen 3D space. As previously reported, the Company entered into a non-binding letter of intent with Dimension Technologies Inc. that would allow such entry into this segment of the industry but no assurances can be provided that the parties will reach a definitive agreement or that any acquisition will be consummated. A copy of Mr. Willner’s letter is attached herewith as Exhibit 99.1. A copy of the press release announcing the letter is attached herewith as Exhibit 99.2.

Item 9.01 .	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No .	Description

99.1	Letter to shareholders from 3DIcon’s Chief Executive Officer, Mark Willner
99.2	Press release dated July 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2012	3DICON CORPORATION By: /s/ Mark Willner
Name: Mark Willner Position: Chief Executive Officer